UNITED STATES OF AMERICA DEPARTMENT OF THE TREASURY OFFICE OF THE COMPTROLLER OF THE CURRENCY In the Matter of: Washington Federal Bank, National Association Seattle, Washington ) ) ) ) ) AA-WE-2021-54 ORDER TERMINATING THE CONSENT ORDER WHEREAS, to assure the safety and soundness of Washington Federal Bank, National Association, Seattle, Washington (“Bank”), and its compliance with laws and regulations, and after obtaining the Bank’s consent through its duly elected and acting Board of Directors, the Office of the Comptroller of the Currency (“OCC”) issued, through the duly authorized representative of the Comptroller of the Currency (“Comptroller”) a Consent Order against the Bank dated February 28, 2018, AA-WE-2018-1 (“Order”); and WHEREAS, the OCC believes that the safety and soundness of the Bank and its compliance with laws and regulations does not require the continued existence of the Order. NOW, THEREFORE, the OCC, through the duly authorized representative of the Comptroller, directs that the Order be, and it hereby is, TERMINATED. IN TESTIMONY WHEREOF, the undersigned, designated by the Comptroller as his duly authorized representative, has hereunto set his signature. /s/ Norman J. McIntyre Norman J. McIntyre Assistant Deputy Comptroller Seattle Field Office